Exhibit 99.1

Blue Nile Announces First Quarter 2013 Financial Results

First Quarter Sales Increased 16.9% to $97.1 million
First Quarter Earnings Per Diluted Share Total $0.07

SEATTLE, May 2, 2013 -- Blue Nile, Inc. (Nasdaq: NILE), the leading online retailer of diamonds and fine jewelry, today reported financial results for its first quarter ended March 31, 2013.
Net sales increased 16.9% to $97.1 million for the first quarter ended March 31, 2013. Operating income for the quarter totaled $1.2 million, representing an operating margin of 1.2% of net sales. Net income totaled $0.8 million, or $0.07 per diluted share.
Non-GAAP adjusted EBITDA for the quarter totaled $3.1 million. For the trailing twelve month period ended March 31, 2013, net cash provided by operating activities totaled $21.3 million compared to $18.4 million for the trailing twelve month period ended April 1, 2012. For the trailing twelve month period ended March 31, 2013, non-GAAP free cash flow totaled $18.6 million.
"We are pleased to announce significant revenue growth along with expanding profitability in the first quarter of 2013," said Harvey Kanter, President and Chief Executive Officer. "Clearly our value proposition continues to resonate with consumers, both in the US and internationally. We look to build on this momentum through our ongoing investments to enhance our customers' website experience, present a deep assortment of compelling products, and provide world class customer service."

Highlights

•	U.S. engagement net sales for the first quarter 2013 increased 19.0% to $55.3 million, compared to $46.4 million for the first quarter of 2012.

•	U.S. non-engagement net sales for the first quarter 2013 increased 7.4% to $24.2 million, compared to $22.6 million for the first quarter of 2012.

•
International net sales for the first quarter 2013 were $17.6 million, compared to $14.1 million for the first quarter 2012, an increase of 24.8%. Excluding the impact from changes in foreign exchange rates, international net sales increased 25.9%.

•	Gross profit for the first quarter 2013 totaled $17.6 million. As a percent of net sales, gross profit was 18.2% compared to 18.4% for the first quarter of 2012.

•
Selling, general and administrative expenses for the first quarter 2013 were $16.5 million, compared to $15.1 million in the first quarter of 2012. Selling, general and administrative expenses includes stock-based compensation expense of $1.1 million for the first quarter in 2013 and 2012.

•	Earnings per diluted share for the first quarter 2013 included stock based compensation expense of $0.05 compared to $0.05 for the first quarter of 2012.

•	At the end of the first quarter 2013, cash and cash equivalents totaled $40.5 million.

Financial Guidance

The following forward-looking statements reflect Blue Nile's expectations as of May 2, 2013. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.
Expectations for the second quarter of 2013 (Quarter Ending June 30, 2013):

•	Net sales are expected to be between $100 million and $105 million.

•	Earnings per diluted share are projected at $0.13 to $0.17.
Expectations for the fiscal year 2013 (Year Ending December 29, 2013):
•Net sales are expected to be between $440 million and $470 million.

•	Earnings per diluted share are projected at $0.75 to $0.85.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to general economic conditions, consumer spending (particularly spending by high-end consumers), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 30, 2012. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which we expect to file with the Securities and Exchange Commission on or before May 10, 2013. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
Blue Nile will host a conference call to discuss its first quarter financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding Blue Nile's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.
Non-GAAP Financial Measures
To supplement Blue Nile's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal-use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the "constant exchange rate basis"). Blue Nile's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile's management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile's financial reporting and comparability with similar companies in Blue Nile's industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.

A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	March 31, 2013	April 1, 2012
Net income	$832	$154
Income tax expense	470	118
Other income, net	(144)	(53)
Depreciation and amortization	777	896
Stock-based compensation	1,164	1,170
Adjusted EBITDA	$3,099	$2,285

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by (used in) operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	March 31, 2013	April 1, 2012
Net cash used in operating activities	$(44,406)	$(31,274)
Purchases of fixed assets, including internal-use
software and website development	(911)	(770)
Non-GAAP free cash flow	$(45,317)	$(32,044)

	Twelve months ended	Twelve months ended
	March 31, 2013	April 1, 2012
Net cash provided by operating activities	$21,312	$18,446
Purchases of fixed assets, including internal-use
software and website development	(2,666)	(5,112)
Non-GAAP free cash flow	$18,646	$13,334

The following table reconciles year-over-year international net sales percentage increases (decreases) from the GAAP sales measures to the non-GAAP constant exchange rate basis:

Quarter ended March 31, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	24.8%	(1.1)%	25.9%
Quarter ended April 1, 2012	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	9.3%	0.8%	8.5%

About Blue Nile, Inc.
Blue Nile, Inc. is the leading online retailer of diamonds and fine jewelry. The Company delivers the ultimate customer experience, providing consumers with a superior way to buy engagement rings, wedding rings and fine jewelry. Blue Nile offers in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. The Company has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com. Blue Nile's shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
Josh Holland, 206.336.6773 (Media)
joshh@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2013	December 30, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,518	$87,017
Trade accounts receivable	1,853	2,578
Other accounts receivable	745	907
Inventories	34,013	33,270
Deferred income taxes	749	926
Prepaids and other current assets	930	1,229
Total current assets	78,808	125,927
Property and equipment, net	7,800	7,876
Intangible assets, net	181	195
Deferred income taxes	8,044	7,786
Note receivable	2,000	2,000
Other investments	2,000	2,000
Other assets	119	117
Total assets	$98,952	$145,901
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74,547	$116,209
Accrued liabilities	6,396	12,439
Current portion of long-term financing obligation	60	60
Current portion of deferred rent	246	246
Total current liabilities	81,249	128,954
Long-term financing obligation, less current portion	610	625
Deferred rent, less current portion	2,141	2,188
Other long-term liabilities	25	25
Stockholders’ equity:
Common stock	21	21
Additional paid-in capital	198,691	197,282
Accumulated other comprehensive loss	(144)	(100)
Retained earnings	83,715	82,883
Treasury stock	(267,356)	(265,977)
Total stockholders’ equity	14,927	14,109
Total liabilities and stockholders’ equity	$98,952	$145,901

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Quarter ended
	March 31, 2013	April 1, 2012
Net sales	$97,111	$83,103
Cost of sales	79,465	67,825
Gross profit	17,646	15,278
Selling, general and administrative expenses	16,488	15,059
Operating income	1,158	219
Other income, net
Interest income, net	42	40
Other income, net	102	13
Total other income, net	144	53
Income before income taxes	1,302	272
Income tax expense	470	118
Net income	$832	$154
Basic net income per share	$0.07	$0.01
Diluted net income per share	$0.07	$0.01

Shares used for computation (in thousands):
Basic	12,482	13,853
Diluted	12,693	14,114

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year to date ended
	March 31, 2013	April 1, 2012
Operating activities:
Net income	$832	$154
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	777	896
Loss on disposal of property and equipment	—	24
Stock-based compensation	1,184	1,200
Deferred income taxes	(81)	281
Tax deficiency from exercise of stock options	(33)	(141)
Excess tax benefit from exercise of stock options	(14)	(6)
Changes in assets and liabilities:
Receivables	887	2,983
Inventories	(743)	(1,181)
Prepaid federal income taxes	—	(396)
Prepaid expenses and other assets	297	129
Accounts payable	(41,422)	(31,280)
Accrued liabilities	(6,043)	(3,901)
Deferred rent and other	(47)	(36)
Net cash used in operating activities	(44,406)	(31,274)
Investing activities:
Purchases of property and equipment	(911)	(770)
Net cash used in investing activities	(911)	(770)
Financing activities:
Repurchase of common stock	(1,379)	—
Proceeds from stock option exercises	219	3,889
Excess tax benefit from exercise of stock options	14	6
Principal payments under long-term financing obligation	(15)	(15)
Net cash (used in) provided by financing activities	(1,161)	3,880

Effect of exchange rate changes on cash and cash equivalents	(21)	21

Net decrease in cash and cash equivalents	(46,499)	(28,143)

Cash and cash equivalents, beginning of period	87,017	89,391
Cash and cash equivalents, end of period	$40,518	$61,248

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,895	$1,145